Exhibit 10.4

WAIVER AND CONFIRMATION

WHEREAS, the undersigned (the “Holder”) is a holder of 8% Convertible Debentures due April 10, 2009 (the “Debenture”) issued by CYBRA Corporation, a New York corporation (the “Corporation”); and

WHEREAS, pursuant to the Securities Exchange Agreement (the “Exchange Agreement”), dated as of April 10, 2009, between the Corporation and the Holder, the Holder has agreed to exchange the Debenture for the number of shares of the Corporation’s Series A 10% Convertible Preferred Stock (the “Preferred Stock”) set forth in the Exchange Agreement; and

WHEREAS, for purposes of certainty, the Holder wishes to (i) waive certain provisions of the Exchange Agreement and (ii) confirm the Exchange Agreement.

NOW THEREFORE, the Holder hereby agrees as follows:

1.
Notwithstanding Section 11(c) of the Exchange Agreement, the Holder hereby irrevocably and unconditionally waives the expiration date of October 1, 2009 provided for in Section 3(b) of the Exchange Agreement.

2.
The Holder hereby confirms that the Holder will proceed with the exchange of the 8% Convertible Debenture due April 10, 2009 issued by the Corporation for shares of the Preferred Stock in accordance with the terms of the Exchange Agreement.

IN WITNESS WHEREOF, the Holder has executed this Waiver and Confirmation effective as of the day and year written below.

HOLDER

By: ___________________
Name:
Date: